EXHIBIT 23.2
                                                                    ------------




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comverse Technology, Inc. on Form S-8 of our report dated March 6, 2000 (April 3, 2000 as to Note 12), appearing in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 2000.


/s/ DELOITTE & TOUCHE LLP

New York, New York
August 10, 2000








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